Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and index supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement dated December 18, 2012

$[—] Notes due June [ ], 2014 Linked to the Performance of an Equally Weighted Basket of Common Stocks Global Medium-Term Notes, Series A, No. E-7677

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:***	December [ ], 2012

Issue Date:***	December [ ], 2012

Basket Final Valuation Date:***	June [ ], 2014*

Maturity Date:***	June [ ], 2014**

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	An equally weighted basket of the following common stocks (each a “Basket Component” and collectively, the “Basket Components”):

Basket Component Issued by	Bloomberg Ticker Symbol	Initial Price
Valero Energy Corporation	VLO UN <Equity>	$[—]
Tesoro Corporation	TSO UN <Equity	$[—]
Delek US Holdings, Inc.	DK UN <Equity>	$[—]
Marathon Petroleum Corporation	MPC UN <Equity>	$[—]
HollyFrontier Corporation	HFC UN <Equity>	$[—]

Maximum Return:	[17.50%]**** **** The actual Maximum Return will be set on the Basket Initial Valuation Date and will not be less than 17.50%.

Upside Leverage Factor:	2.00

Initial Basket Level:	The Initial Basket Level will be set to 100.00 on the Basket Initial Valuation Date.

Final Basket Level:

The Final Basket Level will reflect the Basket Return, as measured from the Basket Initial Valuation Date to the Basket Final Valuation Date and will be calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Return]

Barrier Level:	70.00, which is equal to 70.00% of the Initial Basket Level, rounded to two decimal places.

Payment at Maturity:

•        If the Final Basket Level is greater than the Initial Basket Level, you will receive (subject to our credit risk) a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Basket Return times the Upside Leverage Factor, subject to the Maximum Return on the Notes. Accordingly, if the Final Basket Level is equal to or greater than the Initial Basket Level, your payment per $1,000 principal amount Note will be calculated as follows, subject to the Maximum Return:

$1,000 + [$1,000 × Basket Return × Upside Leverage Factor]

Assuming that the Maximum Return is set at 17.50% on the Basket Initial Valuation Date, if the Basket Return is 8.75% or more, you will receive (subject to our credit risk) a payment at maturity of $1,175.00 per $1,000 principal amount Note, the maximum possible payment on the Notes.

•        If the Final Basket Level is equal to or less the Initial Basket Level but greater than or equal to the Barrier Level, you will receive (subject to our credit risk) a cash payment of $1,000.00 per $1,000 principal amount Note.

•        If the Final Basket Level is less than the Barrier Level, you will receive (subject to our credit risk) a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Basket Return. Accordingly, if the Final Basket Level is less than the Barrier Level, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × Basket Return]

You will lose some or all of your principal if the Basket Return is less than –30.00% and, accordingly, the Final Basket Level is less than the Barrier Level. If the Final Basket Level is less than the Barrier Level, your Notes will be fully exposed to the negative performance of the Basket and you may lose up to 100% of the principal amount of your Notes. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Basket Return:	The Basket Return is the arithmetic average of the Basket Component Returns for each Basket Component.

Basket Component Return:	For any Basket Component, the performance of such Basket Component from its Initial Price to its Final Price, calculated as follows: Final Price – Initial Price Initial Price

Initial Price:	With respect to a Basket Component, the Closing Price of such Basket Component on the Basket Initial Valuation Date, as set forth in the table above.

Final Price:	With respect to a Basket Component, the Closing Price of such Basket Component on the Basket Final Valuation Date.

Closing Price:

With respect to a Basket Component on a valuation date, the official closing price per share of such Basket Component on that valuation date as displayed on the applicable Bloomberg Professional® service page as set forth in the table above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing price per share of a Basket Component will be based on the alternate calculation as described in “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06741TLX3 / US06741TLX36

*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
**	Subject to postponement in the event of a market disruption event and as described under “Terms of the Notes—Maturity Date” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
***	Depending on the date that the Notes are actually priced for sale to the public (the “Basket Initial Valuation Date”), any reference in this preliminary pricing supplement to the month in which the Basket Initial Valuation Date, Issue Date, Basket Final Valuation Date and

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-7 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

‡	Barclays Capital Inc. will receive commissions from the Issuer equal to [—]% of the principal amount of the notes, or $[—] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this preliminary pricing supplement. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

PPS-2

Hypothetical Examples

Illustrative Calculations of Basket Component Returns, Basket Return, Final Basket Level and Payment at Maturity

The following example sets forth the methodology used to calculate the Basket Component Returns of each Basket Component and the Basket Return. The numbers set forth in the following example, which have been rounded for ease of reference, are purely hypothetical and are provided for illustrative purposes only and do not relate to the actual Closing Price of any Basket Component on the Basket Initial Valuation Date or the Basket Final Valuation Date. We cannot predict the Basket Component Returns of any of the Basket Components or the Basket Return.

This example assumes the Closing Price of the Basket Components as indicated, a Maximum Return of 17.50%, the Upside Leverage Factor of 2.00, the Initial Basket Level of 100.00 and the Barrier Level of 70.00.

Basket Component	Initial Price	Final Price	Basket Component Return
Valero Energy Corporation	$34.04	$37.44	10.00%
Tesoro Corporation	$44.69	$48.04	7.50%
Delek US Holdings, Inc.	$26.33	$25.01	-5.00%
Marathon Petroleum Corporation	$62.96	$66.11	5.00%
HollyFrontier Corporation	$46.26	$45.10	-2.50%

Step 1: Calculate the Basket Component Return of each Basket Component.

As the table above demonstrates, the Basket Component Return for each Basket Component will be equal to the performance of the Basket Component from its Initial Price to its Final Price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Basket Return.

The Basket Return will be equal to the arithmetic average of the Basket Component Returns for each Basket Component. Assuming the Basket Component Returns set forth in the table above, the Basket Return is therefore equal to 3.00%.

Step 3: Calculate the Final Basket Level.

As set forth on the cover page of this preliminary pricing supplement, the Final Basket Level is equal to (a) the Initial Basket Level plus (b) the Initial Basket Level times the Basket Return. Accordingly, the Final Basket Level is calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Return]

100.00 + [100.00 × 3.00%] = 103.00

Step 4: Calculate the payment at maturity.

As set forth on the cover page of this preliminary pricing supplement, if the Final Basket Level is greater than the Initial Basket Level, your payment at maturity per $1,000 principal amount Note will be equal to (a) $1,000 plus (b) $1,000 times the Basket Return times the Upside Leverage Factor, subject to the Maximum Return. Accordingly, assuming the Final Basket Level set forth above, your payment at maturity will be calculated as follows:

$1,000 + [$1,000 × Basket Return × Upside Leverage Factor]

$1,000 + [$1,000 × 3.00% × 2.00] = $1,060.00

Assuming the Final Basket Level calculated in Step 3 above, therefore, an investor in the Notes will receive (subject to our credit risk) a cash payment of $1,060.00 per $1,000 principal amount Note on the Maturity Date.

PPS-3

Hypothetical Examples of Amounts Payable at Maturity

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis. Note that, for purposes of the hypothetical total returns set forth below, we are assuming the Initial Basket Level of 100.00, the Barrier Level of 70.00, the Upside Leverage Factor of 2.00 and a Maximum Return of 17.50%. The examples below do not take into account any tax consequences from investing in the Notes.

For a detailed description of how the Basket Return, Final Basket Level and payment at maturity will be calculated, please see “Illustrative Calculations of Basket Component Returns, Basket Return, Final Basket Level and Payment at Maturity” above.

Basket Return	Final Basket Level	Payment at Maturity (per $1,000 principal amount Note)	Total Return
100.00%	200.00	$1,175.00	17.50%
90.00%	190.00	$1,175.00	17.50%
80.00%	180.00	$1,175.00	17.50%
70.00%	170.00	$1,175.00	17.50%
60.00%	160.00	$1,175.00	17.50%
50.00%	150.00	$1,175.00	17.50%
40.00%	140.00	$1,175.00	17.50%
30.00%	130.00	$1,175.00	17.50%
20.00%	120.00	$1,175.00	17.50%
15.00%	115.00	$1,175.00	17.50%
10.00%	110.00	$1,175.00	17.50%
8.75%	117.50	$1,175.00	17.50%
5.00%	105.00	$1,100.00	10.00%
2.50%	102.50	$1,050.00	5.00%
0.00%	100.00	$1,000.00	0.00%
-10.00%	90.00	$1,000.00	0.00%
-20.00%	80.00	$1,000.00	0.00%
-30.00%	70.00	$1,000.00	0.00%
-40.00%	60.00	$600.00	-40.00%
-50.00%	50.00	$500.00	-50.00%
-60.00%	40.00	$400.00	-60.00%
-70.00%	30.00	$300.00	-70.00%
-80.00%	20.00	$200.00	-80.00%
-90.00%	10.00	$100.00	-90.00%
-100.00%	0.00	$0.00	-100.00%

Example 1: The level of the Basket increases from an Initial Basket Level of 100.00 to a Final Basket Level of 105.00.

In this case, because the Final Basket Level of 105.00 is greater than the Initial Basket Level of 100.00 and the Basket Return of 5.00% times the Upside Leverage Factor of 2.00 is not greater than the Maximum Return of 17.50%, the investor receives a payment at maturity of $1,100.00 per $1,000 principal amount Note, calculated as follows:

$1,000 + [$1,000 × Basket Return × Upside Leverage Factor]

$1,000 + [$1,000 × 5.00% × 2.00] = $1,100.00

The total return on the investment of the Notes is 10.00%.

PPS-4

Example 2: The level of the Basket increases from an Initial Basket Level of 100.00 to a Final Basket Level of 110.00.

In this case, because the Final Basket Level of 110.00 is greater than the Initial Basket Level of 100.00 and the Basket Return of 10.00% times the Upside Leverage Factor of 2.00 exceeds the Maximum Return of 17.50%, the investor receives a payment at maturity of $1,175.00 per $1,000 principal amount Note, the maximum possible payment on the Notes.

The total return on investment of the Notes is 17.50%.

Example 3: The level of the Basket decreases from an Initial Basket Level of 100.00 to a Final Basket Level of 80.00.

Because the Final Basket Level of 80.00 is less than the Initial Basket Level of 100.00 but not less than the Barrier Level of 70.00, the investor receives a payment at maturity of $1,000 per $1,000 principal amount Note.

The total return on investment of the Notes is 0.00%

Example 4: The level of the Basket decreases from an Initial Basket Level of 100.00 to a Final Basket Level of 60.00.

Because the Final Basket Level of 60.00 is less than the Barrier Level of 70.00, the investor is fully exposed to the decline of the Basket from the Initial Basket Level to the Final Basket Level and receives a payment at maturity of $600.00 per $1,000 principal amount Note, calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × -40.00%] = $600.00

The total return on the investment of the Notes is -40.00%.

Selected Purchase Considerations

•	Market Disruption Events—The Basket Final Valuation Date, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to the Basket Components, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•

Adjustments to the Basket—For a description of adjustments that may affect the Basket or one or more of the Basket Components, see “Reference Asset—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

If a “reorganization event” or an “additional adjustment event” occurs with respect to a Basket Component on or prior to the Basket Final Valuation Date, then the Calculation Agent may, in its sole discretion, elect to make an adjustment to the Initial Price or Final Price or to the method of determining the applicable Basket Component Return or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect that the reorganization event or additional adjustment event, as applicable, would have had if the Notes represented an actual interest in such Basket Component equivalent to the notional interest of the Notes in the applicable Basket Component.

If the Calculation Agent elects not to make an adjustment as described in the preceding paragraph or determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent shall cause the Maturity Date to be accelerated to the fourth business day following the date of that determination and the payment at maturity that you will receive on the Notes will be calculated as though the date of early repayment were the stated Maturity Date of the Notes and as though the Basket Final Valuation Date were the approval date (in the case of a reorganization event) or the business day immediately prior to the announcement date (in the case of an additional adjustment event).

As used in the preceding two paragraphs, the terms “reorganization event”, “additional adjustment event”, “approval date” and “announcement date” have the meanings set forth under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

PPS-5

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Basket Components. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect. Other alternative treatments for your Notes may also be possible under current law. For example, it is possible that the Notes could be treated as a debt instrument that is subject to the special tax rules governing contingent payment debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes and you would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. Any gain you recognize upon the sale or maturity of your Notes would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your Notes, and thereafter would be capital loss.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this preliminary pricing supplement.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. The Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code which could ultimately require us to treat all or a portion of any payment in respect of your Notes as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Notes when these regulations are finalized.

PPS-6

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”; and

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in Significant Loss; Your Notes Will be Fully Exposed to any Negative Performance of the Basket if the Final Basket Level is Less than the Barrier Level—The Notes do not guarantee any return of principal. Any payment at maturity of the Notes is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be fully exposed to any negative performance of the Basket if the Final Basket Level is less than the Barrier Level. If the Final Basket Level is less than the Barrier Level, you will lose some or all the principal amount of your Notes. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

Any Positive Return on the Notes will Not Exceed the Maximum Return—If Final Basket Level is greater than the Initial Basket Level, for each $1,000 principal amount Note that you hold, you will receive at maturity (subject to our credit risk) $1,000 plus an additional amount that will not exceed the Maximum Return multiplied by $1,000. The Maximum Return will be set on the Basket Initial Valuation Date and will not be less than 17.50%. Assuming that the Maximum Return is set at 17.50% on the Basket Initial Valuation Date, the maximum possible payment that you may receive at maturity will be $1,175.00 per $1,000 principal amount Note.

•

The Payment at Maturity of Your Notes is Not Based on the Prices of the Basket Components at Any Time Other than the Closing Prices of the Basket Components on the Basket Final Valuation Date—The Basket Component Return of each Basket Component (and, in turn, the Basket Return and the Final Basket Level) will be based solely on the Final Price of each Basket Components as compared to the Initial Price of each Basket Components. Therefore, if the price per share of one or more of the Basket Components drops precipitously on the Basket Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had such payment been linked to the prices of the Basket Components at any time prior to such drop.

•

Changes In The Closing Prices of The Basket Components Will Be Weighted and the Weighted Performance of the Basket Components May Offset Each Other—The Notes are linked to an equally weighted basket of common stocks, as set forth on the cover page of this preliminary pricing supplement. Movements in the price of the Basket Components may change such that the performances of each Basket Component over the term of the Notes may or may not correlate with each other. Even if the price of one or more of Basket Components increases from its Initial Price to its Final Price, the prices of the other Basket Components may not increase as much or may even decline. We can make no assurances that the positive performance of any Basket Components from their respective Initial Price to their respective Final Price will be sufficient to offset the negative performance of any other Basket Components that declined from their Initial Price to their Final Price. We can provide no assurances that the Final Basket Level will be greater than either the Initial Basket Level when calculated on the Basket Final Valuation Date.

•

No Dividend Payments or Voting Rights—Holding the Notes is not the same as investing directly in any of the Basket Components. As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of any of the Basket Components would have.

•

The Baskets Components are All Concentrated in One Industry—All of the Basket Components are companies that operate in the petroleum refining business and related businesses in the United States. The prices of crude and refined petroleum products (and, consequently, the profitability of companies engaged in related businesses) may be affected by a variety of complex factors that may interact in unpredictable ways, such as general market demand and economic conditions, seasonal and weather-related factors, government regulations and policies and other political developments. Any adverse developments in the petroleum industry resulting from such factors may have a negative effect on one or more of the Basket Component issuers and, accordingly, on the value of your Notes.

PPS-7

The issuance of the Notes is not a recommendation by us or any of our affiliates of the Basket or any Basket Components. You are urged to consult with your own advisors prior to making a decision in the Notes. You should reach a decision whether to invest in the Notes only after you have carefully considered, with your advisors, the information set out in this preliminary pricing supplement and the accompanying prospectus and prospectus supplement.

For more information about the Basket Components, please see “The Basket Components” below in this preliminary pricing supplement.

•

There Are Risks Associated with Investing in Notes Linked to Equity Securities—The prices of the Basket Components can rise or fall sharply due to factors specific to each such Basket Component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Basket Component.

•

Historical Performance of the Basket Components Should Not Be Taken as Any Indication of the Future Performance of the Basket Components Over the Term of the Notes—The historical performance of a Basket Component is not an indication of the future performance of that Basket Component over the term of the Notes. The historical correlation between Basket Components is not an indication of the future correlation between them over the term of the Notes. Therefore, the performance of the Basket over the term of the Notes may bear no relation or resemblance to the historical performance of any of the Basket Components.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Many Unpredictable Factors, Including Economic and Market Factors, Will Impact the Value of the Notes—In addition to the prices of the Basket Components on any day, and in addition to the factors set forth above, the value of the Notes will be affected by a number of unpredictable factors including economic and market factors that interrelate in complex ways and the effect of one factor on the value of the Notes may either offset or magnify the effect of another factor, including:

•	the performance of the Basket, the performance of any of the Basket Components and the volatility of the prices of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

PPS-8

•	our financial condition and hedging activities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The Basket Components

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by the company issuing each Basket Component can be located by reference to the respective SEC file number specified below.

The summary information below regarding each Basket Component comes from each company’s respective SEC filings. You are urged to refer to the SEC filings made by the relevant company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of any of the companies issuing the Basket Components of any other publicly available information regarding any of these companies.

PPS-9

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (“Valero”) owns and operates refineries located in the United States, Canada, the United Kingdom and Aruba. Valero markets branded and unbranded refined products on a wholesale basis in the U.S., Canada and the United Kingdom. Valero also sells refined products through a network of retail and wholesale branded outlets in the U.S., Canada, the United Kingdom, Aruba and Ireland.

Information filed by Valero with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13175, or its CIK Code: 0001035002. This Basket Component is listed on the New York Stock Exchange under the ticker symbol “VLO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Valero’s SEC filings or of any other publicly available information regarding this Basket Component.

Historical Performance of the Common Stock of Valero Energy Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$66.02	$47.66	$64.49
June 30, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
December 31, 2009	$21.47	$15.76	$16.75
March 31, 2010	$20.98	$17.12	$19.70
June 30, 2010	$21.49	$16.25	$17.98
September 30, 2010	$18.38	$15.50	$17.51
December 31, 2010	$23.70	$17.17	$23.12
March 31, 2011	$30.96	$23.01	$29.82
June 30, 2011	$31.12	$22.96	$25.57
September 30, 2011	$27.09	$17.77	$17.78
December 31, 2011	$26.78	$16.40	$21.05
March 31, 2012	$28.68	$19.12	$25.77
June 30, 2012	$26.54	$20.00	$24.15
September 30, 2012	$34.35	$23.47	$31.68
December 17, 2012*	$34.07	$27.89	$34.04

*	For the period starting on October 1, 2012 and ending on December 17, 2012.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-10

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“Tesoro”) is an independent petroleum refiner and marketer in the United States. Tesoro, through its subsidiaries, primarily manufactures and sells transportation fuels, such as gasoline, jet fuel and diesel fuel, as well as other products, including heavy fuel oils, liquefied petroleum gas, petroleum coke and asphalt.

Information filed by Tesoro with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03473, or its CIK Code: 0000050104. This Basket Component is listed on the New York Stock Exchange under the ticker symbol “TSO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Tesoro’s SEC filings or of any other publicly available information regarding this Basket Component.

Historical Performance of the Common Stock of Tesoro Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$51.40	$31.47	$50.22
June 30, 2007	$64.65	$50.06	$57.15
September 30, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
December 31, 2009	$16.92	$12.27	$13.55
March 31, 2010	$15.33	$11.49	$13.90
June 30, 2010	$14.43	$10.76	$11.67
September 30, 2010	$13.49	$10.40	$13.36
December 31, 2010	$18.94	$12.80	$18.54
March 31, 2011	$27.96	$17.60	$26.83
June 30, 2011	$28.74	$20.40	$22.91
September 30, 2011	$25.78	$17.83	$19.47
December 31, 2011	$29.60	$17.44	$23.36
March 31, 2012	$30.14	$21.50	$26.84
June 30, 2012	$27.27	$20.77	$24.96
September 30, 2012	$42.36	$24.84	$41.90
December 17, 2012*	$45.41	$35.28	$44.69

*	For the period starting on October 1, 2012 and ending on December 17, 2012.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-11

Delek US Holdings, Inc.

According to publicly available information, Delek US Holdings, Inc. (“Delek”) is an integrated energy business focused on petroleum refining, wholesale distribution of refined products and convenience store retailing.

Information filed by Delek with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32868, or its CIK Code: 0001351541. This Basket Component is listed on the New York Stock Exchange under the ticker symbol “DK.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Delek’s SEC filings or of any other publicly available information regarding this Basket Component.

Historical Performance of the Common Stock of Delek US Holdings, Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$19.27	$14.82	$19.13
June 30, 2007	$28.49	$18.68	$26.65
September 30, 2007	$30.77	$21.35	$25.08
December 31, 2007	$26.17	$17.50	$20.23
March 31, 2008	$20.47	$12.55	$12.67
June 30, 2008	$14.40	$8.84	$9.21
September 30, 2008	$10.77	$7.28	$9.27
December 31, 2008	$9.09	$3.53	$5.29
March 31, 2009	$11.61	$5.29	$10.36
June 30, 2009	$12.40	$7.92	$8.48
September 30, 2009	$9.20	$6.85	$8.57
December 31, 2009	$8.70	$5.66	$6.81
March 31, 2010	$8.42	$6.57	$7.28
June 30, 2010	$8.25	$6.09	$7.30
September 30, 2010	$7.78	$6.24	$7.16
December 31, 2010	$7.64	$6.68	$7.28
March 31, 2011	$13.88	$6.83	$13.56
June 30, 2011	$15.82	$12.63	$15.70
September 30, 2011	$17.50	$11.20	$11.27
December 31, 2011	$16.82	$9.41	$11.41
March 31, 2012	$15.63	$11.01	$15.51
June 30, 2012	$17.75	$14.78	$17.59
September 30, 2012	$27.41	$17.57	$25.49
December 17, 2012*	$27.57	$22.51	$26.33

*	For the period starting on October 1, 2012 and ending on December 17, 2012.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-12

Marathon Petroleum Corporation

According to publicly available information, Marathon Petroleum Corporation (“Marathon”) is a petroleum product refiner, marketer and transporter in the United States. Martahon’s business activities include, among other things, refining crude oil and other feedstocks, purchasing ethanol and refined products for resale and distribution, selling transportation fuels and convenience products in the retail market in the Midwest, transporting crude oil and other feedstocks to refineries and other locations and delivering refined products to wholesale and retail market areas.

Information filed by Marathon with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35054, or its CIK Code: 0001510295. This Basket Component is listed on the New York Stock Exchange under the ticker symbol “MPC”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Marathon’s SEC filings or of any other publicly available information regarding this Basket Component.

Historical Performance of the Marathon Petroleum Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	N/A	N/A	N/A
June 30, 2007	N/A	N/A	N/A
September 30, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	N/A	N/A	N/A
September 30, 2009	N/A	N/A	N/A
December 31, 2009	N/A	N/A	N/A
March 31, 2010	N/A	N/A	N/A
June 30, 2010	N/A	N/A	N/A
September 30, 2010	N/A	N/A	N/A
December 31, 2010	N/A	N/A	N/A
March 31, 2011	N/A	N/A	N/A
June 30, 2011	$41.80	$36.50	$41.40
September 30, 2011	$45.25	$26.35	$27.06
December 31, 2011	$39.55	$26.62	$33.29
March 31, 2012	$45.41	$30.24	$43.36
June 30, 2012	$45.35	$33.66	$44.92
September 30, 2012	$56.21	$42.60	$54.59
December 17, 2012*	$63.36	$52.36	$62.96

*	For the period starting on October 1, 2012 and ending on December 17, 2012.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-13

HollyFrontier Corporation

According to publicly available information, HollyFrontier Corporation (“HollyFrontier”) is an independent petroleum oil refiner that produces products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt.

Information filed by HollyFrontier with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03876, or its CIK Code: 0000048039. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “HFC”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the HollyFrontier’s SEC filings or of any other publicly available information regarding this Basket Component.

Historical Performance of the Common Stock of HollyFrontier Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$30.90	$24.14	$29.65
June 30, 2007	$38.77	$28.92	$37.10
September 30, 2007	$40.25	$25.81	$29.92
December 31, 2007	$33.69	$22.50	$25.45
March 31, 2008	$28.40	$19.42	$21.71
June 30, 2008	$24.81	$18.07	$18.46
September 30, 2008	$18.74	$12.95	$14.46
December 31, 2008	$14.41	$5.42	$9.12
March 31, 2009	$13.71	$9.09	$10.60
June 30, 2009	$15.69	$8.62	$8.99
September 30, 2009	$13.11	$8.36	$12.81
December 31, 2009	$16.77	$11.79	$12.82
March 31, 2010	$15.43	$12.57	$13.96
June 30, 2010	$15.28	$11.66	$13.29
September 30, 2010	$14.93	$12.22	$14.38
December 31, 2010	$20.68	$14.10	$20.39
March 31, 2011	$31.60	$19.93	$30.38
June 30, 2011	$34.94	$25.30	$34.70
September 30, 2011	$38.90	$24.25	$26.22
December 31, 2011	$35.00	$21.13	$23.40
March 31, 2012	$36.44	$23.98	$32.15
June 30, 2012	$36.10	$28.05	$35.43
September 30, 2012	$42.31	$33.92	$41.27
December 17, 2012*	$46.90	$36.22	$46.26

*	For the period starting on October 1, 2012 and ending on December 17, 2012.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-14

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-15